Exhibit 99.1

Parks! America Authorizes Share Repurchase Program

PINE MOUNTAIN, Georgia, December 17, 2025 — Parks! America, Inc. (OTCQX: PRKA), today announced that its Board of Directors has authorized a share repurchase program allowing the Company to repurchase up to the lesser of 75,000 shares (9.95% of shares outstanding) or $3 million of the Company’s common stock.

The share repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the program may be suspended or discontinued at any time at the Company’s discretion. Payment for shares repurchased under the program will be funded using the Company’s cash on hand.

About Parks! America, Inc.

Parks! America, Inc. (OTCQX: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks and is in the business of acquiring, developing and operating local and regional entertainment assets in the United States.

Additional information, including our Annual Report on Form 10-K for the fiscal year ended September 28, 2025, is available in the Investor Info section of the Company’s website, www.parksamerica.com.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning the Company’s future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

invest@parksamerica.com

John Grau

InvestorCom

(203) 972-9300

info@investor-com.com